UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2021

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2015, Vuzix Corporation (the “Company”), entered into a Series A Preferred Stock Purchase Agreement with Intel Corporation (the "Purchaser"), whereby the Company sold an aggregate of 49,626 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at an aggregate purchase price of $24,813,000. Each share of Series A Preferred Stock was convertible, at the option of the Purchaser, into 100 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $5.00 per share. Each share of Series A Preferred Stock was entitled to receive dividends at a rate of 6% per annum, compounded quarterly and payable in cash or in kind, at the Company’s sole discretion.

On January 28, 2021, the Purchaser converted all of its shares of Series A Preferred Stock into 4,962,600 shares of Common Stock. The shares of Series A Preferred were retired and cannot be reissued. On the same date, the Company and the Purchaser entered into a Dividend Settlement Agreement pursuant to which the Purchaser agreed to accept $10,000,000 in cash in full payment of all accrued Series A Preferred Stock dividends in the approximate amount of $10,800,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit

10.1	Dividend Settlement Agreement between Vuzix Corporation and Intel Corporation, dated January 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2021	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer

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